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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this registration statement on Form F-9 dated May 15, 2012 of our report dated February 23, 2012 relating to the consolidated balance sheets of Suncor Energy Inc. as at December 31, 2011, December 31, 2010 and January 1, 2010 and the consolidated statements of comprehensive income, changes in shareholders' equity and cash flows for each of the years in the two year period ended December 31, 2011 and the effectiveness of internal control over financial reporting of Suncor Energy Inc. as at December 31, 2011, which appears in Suncor Energy Inc.'s Annual Report on Form 40-F for the year ended December 31, 2011. We also consent to the references to us under the heading "Interest of Experts" in the base shelf prospectus contained in the registration statement on Form F-9.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Alberta
May 15, 2012

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM